UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2014

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

 Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

500 West Wilson Bridge Road, Suite 140 Worthington, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Securities Holders.

The Company held its 2014 Annual Meeting of Shareholders on November 18, 2014 (the “2014 Annual Meeting”). The following matters were voted on by shareholders at the 2014 Annual Meeting:

 1. The five nominees for election to the Board of Directors were elected, each for a one-year term, by the following votes:

Nominee	For	Withheld	Abstain	Broker Non-Votes
Johnny F. Norris, Jr	25,845,511	29,432	-	3,358,715
Richard A MacPherson	25,861,521	13,422	-	3,358,715
Jay Rifkin	24,434,839	1,440,104	-	3,358,715
R. Alan Kelley	25,861,511	13,432	-	3,358,715
Christopher Greenberg	25,863,921	11,022	-	3,358,715

2. The proposal to ratify the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the year ended December 31, 2014 was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
29,147,088	86,379	191	-

3. The proposal of an Amendment to the Certificate of Incorporation to increase our Authorized Shares of Common Stock was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
27,469,782	1,294,051	469,825	-

4. The proposal of the 2014 Equity Incentive Plan, as Amended was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
25,474,265	394,556	6,122	3,358,715

5. The compensation paid to the Company’s Executive Officers was approved by the following advisory non-binding votes:

For	Against	Abstain	Broker Non-Votes
25,761,156	107,660	6,127	3,358,715

6. The frequency of the advisory vote on compensation paid to the Company’s Executive Officers was determined by the following advisory non-binding votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
25,571,883	276,300	26,160	600	-

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: November 21, 2014	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer